EXHIBIT 99.1

JoS. A. Bank Clothiers Reports First Quarter of Fiscal Year 2012 Results

HAMPSTEAD, Md., May 30, 2012 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces that total sales for the first quarter of fiscal year 2012 increased 4.2% to $201.4 million from $193.3 million in the first quarter of fiscal year 2011. Comparable store sales and Direct Marketing sales each declined 1.0% in the first quarter of 2012. Net income for the first quarter of fiscal year 2012 declined to $14.8 million as compared with net income of $17.8 million for the first quarter of fiscal year 2011. Earnings per share for the first quarter of fiscal year 2012 declined to $0.53 per share as compared with earnings per share of $0.64 for the first quarter of fiscal year 2011. The first quarter of fiscal year 2012 ended April 28, 2012; the first quarter of fiscal year 2011 ended April 30, 2011.

"Net income in the first quarter of fiscal year 2012 was 7.4% of sales as compared with 9.2% of sales in the first quarter of fiscal year 2011. Sales started more slowly than we had planned for the first eight weeks of the quarter. After making marketing changes beginning in week nine, sales improved substantially," stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. "So far the second quarter has started out much better than the first quarter. For May, both our comparable store sales and Direct Marketing sales are up compared to the same period last year, continuing the positive trend established in the last five weeks of the first quarter. However, Father's Day, the most important selling period of the quarter, is still ahead of us," continued Mr. Black.

A conference call to discuss the first quarter of fiscal year 2012 earnings will be held Thursday, May 31, 2012 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1085 or (International) 612-234-9959 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on May 31, 2012 until June 7, 2012 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 249480. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 562 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, including compliance with relevant legal requirements, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 28, 2012 and our subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	April 30, 2011	April 28, 2012
	(In thousands, except per share information)
Net sales	$ 193,270	$ 201,354
Cost of goods sold	67,957	73,593
Gross profit	125,313	127,761
Operating expenses:
Sales and marketing, including occupancy costs	78,852	85,762
General and administrative	17,424	17,591
Total operating expenses	96,276	103,353
Operating income	29,037	24,408
Other income (expense):
Interest income	132	68
Interest expense	(3)	(12)
Total other income (expense)	129	56
Income before provision for income taxes	29,166	24,464
Provision for income taxes	11,356	9,632
Net income	$ 17,810	$ 14,832
Per share information:
Earnings per share:
Basic	$ 0.64	$ 0.53
Diluted	$ 0.64	$ 0.53
Weighted average shares outstanding:
Basic	27,622	27,831
Diluted	27,928	27,995

Note: The foregoing unaudited Consolidated Statements of Income are excerpts from our unaudited Consolidated Financial Statements for the three months ended April 30, 2011 and April 28, 2012 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2012 which was filed with the Securities and Exchange Commission on May 30, 2012.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 28, 2012	April 28, 2012
	(In thousands)
	(Audited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 87,230	$ 30,371
Short-term investments	240,252	233,564
Accounts receivable, net	15,906	19,309
Inventories:
Finished goods	288,182	332,832
Raw materials	16,473	18,060
Total inventories	304,655	350,892
Prepaid expenses and other current assets	20,886	25,545
Total current assets	668,929	659,681
NONCURRENT ASSETS:
Property, plant and equipment, net	144,392	142,671
Other noncurrent assets	291	280
Total assets	$ 813,612	$ 802,632
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 66,664	$ 52,058
Accrued expenses	92,937	83,297
Deferred tax liability — current	8,479	8,483
Total current liabilities	168,080	143,838
NONCURRENT LIABILITIES:
Deferred rent	47,600	46,073
Deferred tax liability — noncurrent	11,973	11,314
Other noncurrent liabilities	1,025	1,400
Total liabilities	228,678	202,625
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	277	277
Additional paid-in capital	91,766	92,007
Retained earnings	493,022	507,854
Accumulated other comprehensive income (loss)	(131)	(131)
Total stockholders' equity	584,934	600,007
Total liabilities and stockholders' equity	$ 813,612	$ 802,632

Note: The foregoing audited and unaudited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of January 28, 2012 and as of April 28, 2012) and do not include the Notes, which are an integral part thereof. The foregoing financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2012 and the Annual Report on Form 10-K for the fiscal year ended January 28, 2012, which were filed with the Securities and Exchange Commission on May 30, 2012 and March 28, 2012, respectively.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	April 30, 2011	April 28, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$ 17,810	$ 14,832
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,246	6,820
Loss on disposals of property, plant and equipment	61	42
Non-cash equity compensation	558	599
Increase (decrease) in deferred taxes	418	(655)
Net (increase) in operating working capital and other components	(37,978)	(78,890)
Net cash (used in) operating activities	(12,885)	(57,252)
Cash flows from investing activities:
Capital expenditures	(5,592)	(5,937)
Proceeds from maturities of short-term investments	179,814	118,958
Payments to acquire short-term investments	(158,979)	(112,270)
Net cash provided by investing activities	15,243	751
Cash flows from financing activities:
Income tax benefit from equity compensation plans	61	14
Net proceeds from issuance of common stock	67	—
Tax payments related to equity compensation plans	—	(372)
Net cash provided by (used in) financing activities	128	(358)
Net increase (decrease) in cash and cash equivalents	2,486	(56,859)
Cash and cash equivalents — beginning of period	80,979	87,230
Cash and cash equivalents — end of period	$ 83,465	$ 30,371

Note: The foregoing unaudited Consolidated Statements of Cash Flows are excerpts from our unaudited Consolidated Financial Statements for the three months ended April 30, 2011 and April 28, 2012 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2012, which was filed with the Securities and Exchange Commission on May 30, 2012.
CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
         David E. Ullman
         EVP/CFO
         410-239-5715

         or Investor Relations Information Request Website
         (http://phx.corporate-ir.net/phoenix.zhtml?
         c=113815&p=irol-IRHome),
         or Investor Relations Voicemail, 410-239-5900

         E-commerce Address for JoS. A. Bank Clothiers, Inc.:
         www.josbank.com